Exhibit 99.1

Unilife Announces Filing of 2016 10-K

•	Company Now Current with SEC Filings

•	Internal Investigation Complete

•	Business Restructured to Prioritize Wearable Injector Customer Programs

•	Cost Reduction Measures Implemented

•	Amgen Accelerates Purchase of Initial $10 Million from $15 Million Convertible Note

•	Investor Conference Call Scheduled for Wednesday, November 2 at 4:30 p.m. ET

YORK, PA, October 24, 2016 / PR Newswire/ — Unilife Corporation (“Unilife” or “Company”) (NASDAQ: UNIS; ASX: UNS) today announced that it has filed its Annual Report on Form 10-K for fiscal year 2016. In addition, the Company filed its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016 along with (i) an amendment to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015; (ii) an amendment to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015; and (iii) an amendment to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2015.

The Company also announced the completion of the internal investigation, the accelerated purchase by Amgen, Inc. of $10 million of a senior secured convertible note, and provided an update on the restructuring of its business to prioritize key wearable injector customer programs.

The Company will hold an investor conference call on Wednesday, November 2, 2016 at 4:30 p.m. ET.

Investigation Complete

Unilife has completed its investigation into violations of the Company’s policies and procedures and possible violations of law and regulation by the Company’s former Chief Executive Officer, Alan Shortall, whose employment with the Company ceased on March 11, 2016, and its former Chairman, Jim Bosnjak, who resigned from the Company’s Board of Directors on August 24, 2015.

The Company previously announced on July 28, 2016 that the investigation was substantially complete and summarized the results in its Current Report on Form 8-K filed with Securities and Exchange Commission on such date, including that the investigation had not identified any material financial loss to the Company. The investigation is now complete and has not identified any additional financial loss other than was already identified in the July 28, 2016 Form 8-K referenced above. Additional information regarding the findings of this investigation is available in the Company’s Annual Report on Form 10-K filed today.

The Company today filed its Annual Report on Form 10-K for fiscal year 2016 and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, the filings of which had been delayed as a result of the investigation. In addition, the Company today filed amendments to the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2015 and December 31, 2015 and an amendment to the Company’s Annual Report on Form 10-K for fiscal year 2015 to correct immaterial errors in the previously reported financial statements and to disclose certain material weaknesses in the Company’s internal control over financial reporting and disclosure controls and procedures.

Wearable Injector Program

Unilife continues to focus on its targeted growth strategy of prioritizing active wearable injector programs with key pharmaceutical customers including Amgen, Sanofi, and MedImmune, the global biologics research and development arm of AstraZeneca. This strategy is expected to improve operating efficiencies and better position the Company to take advantage of commercial opportunities within the fast-growing market for wearable injectors, where it has industry-leading proprietary technology and technical expertise.

John Ryan, Unilife’s President and Chief Executive Officer, commented, “Unilife has brought together an industry-leading portfolio of wearable injectors, a strong base of customer programs, a talented team of innovative engineers, and a disciplined and focused leadership group. We continue to be encouraged by the commitment of our strategic partners and industry suppliers as we focus on bringing these products to market with our customers’ therapies.

Mr. Ryan continued, “We are pleased to have the internal investigation and related delay in our securities filings behind us so that we can now fully focus on executing on our wearable injector-focused strategy. We are building an organization on a foundation of integrity, accountability, and operational discipline. We have implemented rigorous operating practices to reduce cash burn, and we have the right pieces in place to build value for shareholders, customers and partners.”

Update on Cost Reduction Measures

Unilife has implemented comprehensive cost reduction measures as it focuses operations on the programs of key strategic customers. As part of this disciplined approach toward resource allocation and expense management, the Company has reduced its workforce to approximately 140 employees and has sublet a significant portion of its office space in King of Prussia, PA.

Mr. Ryan commented, “We now have a focused and engaged team executing on wearable injector customer programs, with continuing innovation in our industry-leading wearable injector technology. We look forward to discussing our cost reduction efforts and cash burn expectations on next week’s conference call.”

Amgen Note Purchase

Unilife today announced that Amgen has purchased a $10 million senior secured convertible note. This transaction is an acceleration of a portion of the $15 million senior secured convertible note that was originally contemplated to be purchased in January 2017 under the terms of the strategic collaboration announced in February 2016. The $5 million balance of the $15 million convertible note is contemplated to be purchased by Amgen in January 2017, with an additional $10 million senior secured convertible note contemplated to be purchased in January 2018, in each case, subject to the terms of the strategic collaboration announced in February 2016.

The terms of the note purchased are discussed further in a Current Report on a Form 8-K filed by the Company today.

Conference Call Information

Management has scheduled a conference call for 4:30 p.m. EDT on Wednesday, November 2, 2016 (Thursday, November 3, 2016 at 7:30 a.m. AEDT) to provide a business update and to review the Company’s financial results and future outlook. The conference call will be broadcast over the Internet as a “live” listen-only webcast. An archive of the webcast will be available for 30 days after the call. To listen, go to: http://ir.unilife.com/events.cfm.

About Unilife Corporation

Unilife Corporation (NASDAQ:UNIS / ASX: UNS) is a U.S. based developer and commercial supplier of injectable drug delivery systems. Unilife has a portfolio of innovative, differentiated products with a primary focus on wearable injectors. Products within each platform are customizable to address specific customer, drug and patient requirements. Unilife’s global headquarters and manufacturing facilities are located in York, PA. For more information, visit www.unilife.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K, those described in the “Risk Factors” set forth in Unilife’s prospectus supplement, dated as of and filed with the U.S. Securities and Exchange Commission on February 22, 2016, those described from time to time in other reports which we file with the U.S. Securities and Exchange Commission, and other risks and uncertainties including, without limitation: that Amgen may not purchase the remaining $5 million balance of the senior secured convertible note in January 2017 or the additional $10 million senior secured convertible note in January 2018; and that the Company’s focus on wearable injector programs with key pharmaceutical customers may not improve its operating efficiencies or better position the Company to take advantage of commercial opportunities.

General: UNIS-G

Investor Contact (US):

Jeremy Feffer

Unilife Corporation

+1-717-384-3450

investors@unilife.com

Investor Contact (Australia):

Jeff Carter

Unilife Corporation

+61 2 8346 6500